SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported): July 11, 1997


                    MEDICAL INCOME PROPERTIES 2B
                         LIMITED PARTNERSHIP
       (Exact name of Registrant as Specified in its Charter)


       Delaware                       33-6122-02               59-2726599
(State or other Jurisdiction of (Commission File Number)     (IRS Employer
Incorporation or Organization)                             Identification No.)


         Medical Income Properties 2B Limited Partnership
                 7000 Central Parkway, Suite 850
                         Atlanta, Georgia                    30328
          (Address of principal executive offices)        (Zip Code)


  Registrant's telephone number, including area code: (770) 668-1080



  (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     On July 11, 1997 Medical Income Properties 2B Limited Partnership (the "Partnership") distributed to its partners of record on that date the amount of $1,668,771.00, or $153.00 per Unit, out the Partnership's assets. This distribution was made in connection with the Partnership's planned liquidation as described in its Current Report on Form 8-K filed February 18, 1997, and represented an accelerated payment of funds scheduled for distribution in March 1998 under that plan. The Partnership intends to reevaluate its cash requirements and need for reserves at the time of the originally scheduled March 1998 payment to assess whether a further payment will be made at that time, and the Partnership intends otherwise to liquidate in accordance with the planned schedule.


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf this 18th day of July, 1997 by the undersigned hereunto duly authorized.


                                   MEDICAL INCOME
                                   PROPERTIES 2B LIMITED
                                   PARTNERSHIP



                                   By:  /s/ John H. Stoddard
                                   John H. Stoddard
                                   President
                                   Qualicorp Management, Inc.
                                   Managing General Partner